UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2014, Applied Industrial Technologies, Inc. (the registrant) entered into a Credit Agreement (the “Credit Agreement”) with KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent for itself and the other financial institutions party thereto, providing for a five-year $100,000,000 unsecured term loan credit facility, maturing September 24, 2019. The aggregate maximum principal amount of commitments under the Credit Agreement may be increased upon the registrant’s request, subject to certain conditions, up to $200,000,000 until September 28, 2018. All of the obligations under the Credit Agreement are guaranteed by certain of the registrant’s U.S. and foreign subsidiaries. As of April 25, 2014, there were $100 Million United States dollars ($100,000,000) in outstanding borrowings under the Credit Agreement.

The Credit Facility is available for acquisition financing.

The Credit Agreement contains customary covenants, including but not limited to, limitations on the registrant’s ability, and in certain instances, the registrant’s subsidiaries’ ability to incur liens, make acquisitions and investments, or sell or transfer assets and stock. Additionally, the registrant may not permit its leverage ratio to exceed 3.0 to 1.0 or its interest coverage ratio to exceed 3.0 to 1.0.

Loans under the Credit Agreement will bear interest, at the registrant's election, at one of the following rates: (1) the base rate plus a margin that ranges from 0.00 to 50.00 basis points based on the registrant’s leverage ratio; or (2) the Eurodollar rate plus a margin that ranges from 75.00 to 150.00 basis points based on the registrant’s leverage ratio.

Upon the occurrence of certain events of default, the registrant’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults, certain ERISA defaults, change of control and other customary defaults.

The lenders under the Credit Agreement and their affiliates have engaged and may engage in commercial and investment banking transactions with the registrant in the ordinary course of business, and also provide or have provided advisory and financial services to the registrant. The Credit Agreement is attached as Exhibit 10.1 to this Form.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

10.1	$100,000,000 Credit Agreement dated as of April 25, 2014, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: May 1, 2014

EXHIBIT INDEX

Exhibit No.    Description

10.1	$100,000,000 Credit Agreement dated as of April 25, 2014, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.